Exhibit 4.5

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, IF IN EACH CASE AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THE CORPORATION TO THAT EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON EXCHANGES IN CANADA.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

AMENDED AND RESTATED WARRANT

for the purchase of Common Shares of

TRIBUTE PHARMACEUTICALS CANADA INC.

(Existing under the laws of Ontario)

This is to certify that, for value received, MidCap Funding III, LLC (“Holder” which shall be deemed to include an assignee of this Warrant if this Warrant is assigned pursuant to the terms below), shall have the right to purchase from TRIBUTE PHARMACEUTICALS CANADA INC. (the “Corporation”), at any time and from time to time up to 5:00 p.m. (Toronto time) on May 11, 2017 (the “Expiry Time”) up to the number of fully paid and non-assessable Common Shares as determined in accordance with section 1 below, at a purchase price equal to $0.56  (the “Exercise Price”), such number and Exercise Price being subject to adjustment as provided herein, upon and subject to the terms and conditions set forth herein. As used in this Warrant, the following terms shall have the following meanings, provided that capitalized terms used but not expressly defined herein shall be as defined in the Credit Agreement:

“Articles of Incorporation” means the Corporation’s Articles of Incorporation or other constitutional document, as may be amended and in effect from time to time.

“Common Share” means one common share of the Corporation, no par value per share, fully paid and non-assessable, as presently constituted under the Articles of Incorporation, provided that in the event of a subdivision, redivision, reduction, combination, consolidation, reorganization, recapitalization, conversion, exchange or similar transaction or other adjustment to the common shares of the Corporation, “Common Shares” shall thereafter mean any class or series of capital stock, securities or other property resulting thereof.

“Credit Agreement” means the loan and security agreement dated as of May 11, 2012 between the Corporation (which is the corporation formed upon the amalgamation of Tribute Pharmaceuticals Canada Inc. and Stellar Pharmaceuticals Inc. (“Stellar”; Stellar being the corporation formed upon the amalgamation of Stellar Pharmaceuticals Inc., Tribute Pharma Canada Inc. and Tribute Pharmaceuticals Canada Ltd. (collectively, “Original Borrowers”), and MidCap Funding III, LLC.

“Purchase Price” means, with respect to any exercise of this Warrant (whether in whole or in part), an amount equal to the then-effective Exercise Price multiplied by the number of Common Shares as to which this Warrant is then exercised.

“Warrant” means this warrant to purchases Common Shares, as may be amended or restated.

1. This Warrant shall be exercisable for 500,000 Common Shares (the “Initial Shares”) and, in the event that Tranche Two is advanced to the Corporation pursuant to the Credit Agreement, an additional number of Common Shares equal to 8% of Tranche Two divided by the Exercise Price in effect at the time of such advance (the “Additional Shares” and, together with the Initial Shares, the “Shares”), subject to adjustment from time to time in accordance with the provisions of this Warrant.

2. This Warrant shall be signed by an officer of the Corporation holding office at the time of signing, or any successor or replacement of such person and notwithstanding any change in any of the persons holding said offices between the time of actual signing and the delivery of this Warrant, the Warrant so signed shall be valid and binding upon the Corporation.

3. All rights under the Warrant in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and this Warrant shall be wholly void, have no value and of no valid or binding effect after the Expiry Time.

4. The right to purchase Common Shares of the Corporation pursuant to the Warrant may only be exercised by the Holder at or before the Expiry Time by:

(a) duly completing and executing a subscription substantially in the form attached as Schedule “A” (the “Subscription Form”), in the manner therein indicated; and

(b) surrendering this Warrant and the duly completed and executed Subscription Form to the Corporation prior to the Expiry Time at its head office at 544 Egerton Street, London, Ontario N5W 3Z8, facsimile number 519-434-4382, together with payment of the purchase price for the Common Shares subscribed for in the form of cash, certified cheque payable to the Corporation or via wire transfer to an account designated by the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for.

(c) The foregoing tangible deliveries may be made electronically by the Holder (including via fax), and the foregoing payment may made via wire transfer to the following account: HSBC Bank, HKBCCATT,016,10352,039167-070, 285 King Street, London, ON N6B 3M6 (an “Electronic Exercise”). Holder shall deliver originals of the tangible deliveries within three business days of the date of an Electronic Exercise.

(d) In lieu of exercising this Warrant upon payment of the Exercise Price, the Holder may, prior to the Expiry Time, at its sole option, elect to receive Common Shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrendering this Warrant and delivering the Subscription Form with the election thereon to receive the Common Shares without payment of the Exercise Price (the “Cashless Exercise”). In the event the Cashless Exercise is elected, the Company shall issue to the Holder a number of Common Shares computed and determined by the following formula:

Common Shares to be issued = ((A x B) - (Purchase Price))/B

pursuant to the Cashless Exercise

Where:

(i) “A” is equal to the total number of Common Shares as to which this Warrant is then being exercised; and

(ii) “B” is equal to the Current Market Price (defined below).

5. Upon delivery and payment as set forth in section 4 herein (including via an Electronic Exercise), the Corporation shall cause to be issued to the Holder the number of Common Shares subscribed for by the Holder, and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in the Subscription Form within five (5) business days of such delivery and payment as set forth in section 4 herein or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the Corporation. Notwithstanding any adjustment provided for in section 8 herein, the Corporation shall not be required upon the exercise of the Warrant to issue fractional Common Shares in satisfaction of its obligations hereunder, and the Holder understands and agrees that it will not be entitled to any cash payment or other form of compensation in respect of a fractional Common Share that might otherwise have been issued.

6. The holding of a Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle it to any right or interest in respect thereof except as herein expressly provided.

7. The Corporation covenants and agrees that until the Expiry Time, while the Warrant shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to sections 8 and 9 herein. The Corporation further covenants and agrees that while the Warrant shall be outstanding, the Corporation shall (a) comply with the securities legislation applicable to it in order that the Corporation not be in default of any requirements of such legislation; (b) use its commercially reasonable best efforts to do or cause to be done all things necessary to preserve and maintain its corporate existence; and (c) at its own expense expeditiously use its commercially reasonable best efforts to obtain the listing of such Common Shares (subject to issue or notice of issue) on each stock exchange or over-the-counter market on which the Corporation’s Common Shares may be listed from time to time. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

8. (a) For the purpose of this section 8, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor:

“Current Market Price” of the Common Shares at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the Over-the-Counter Pink Sheets Quotation Service (the “OTC”) or, if the Common Shares are not then listed on the OTC, on such other stock exchange on which the Common Shares trade as may be selected by the directors of the Corporation for such purpose; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said twenty consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any stock exchange or traded in the over-the counter market, then the Current Market Price shall be determined by such independent valuation firm as mutually selected by the directors of the Corporation and the Holder;

“director” means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever empowered, action by the executive committee of such board; and

“trading day” with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(b) If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall (i) subdivide or redivide its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a “Common Share Reorganization”), then the Exercise Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Exercise Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

(c) If at any time after the date hereof and prior to the Expiry Time the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares, of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being herein called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for the Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i) the numerator of which shall be the aggregate of

(A) the number of Common Shares outstanding on the record date for the Rights Offering; and

(B) the quotient determined by dividing

(I) either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

(II) the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii) the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this section 8(c), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this section 8(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this section 8(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(d) If at any time after the date hereof and prior to the Expiry Time, the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the Common Shares of:

(i) shares of the Corporation of any class other than Common Shares;

(ii) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of at least 95% of the Current Market Price of the Common Shares on such record date);

(iii) evidences of indebtedness of the Corporation; or

(iv) any property or assets of the Corporation (for greater certainty, excluding a cash dividend in the ordinary course);

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(A) the numerator of which shall be the difference between

(I) the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

(II) the fair value, as determined by the directors of the Corporation, to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

(B) the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this section 8(d) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this section 8(d), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect if the Current Market Price had been determined on the basis of the number of Common Shares issued and remaining issuable immediately after such expiry, and shall be further readjusted in such manner upon the expiry of any further such right.

(e) If and whenever at any time after the date hereof and prior to the Expiry Time there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation’s undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a “Capital Reorganization”), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrant, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the Warrant, the kind and aggregate number of Common Shares and/or other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder has been the registered holder of the number of Common Shares to which the Holder was theretofore entitled to purchase or receive upon the exercise of the Warrant. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant with respect to the rights and interest thereafter of the Holder to the end that the provisions of this Warrant shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant.

(f) If and whenever at any time after the date hereof and prior to the Expiry Time, any of the events set out in sections 8 (b), (c), (d) or (e) herein shall occur and the occurrence of such event results in an adjustment of the Exercise Price pursuant to the provisions of this section 8, then the number of Common Shares purchasable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(g) If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this section 8, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall, subject to the approval of the OTC (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable), execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

(h) In the event that the Corporation shall at any time prior to the Expiry Date issue any Common Shares or securities convertible into Common Shares to a person other than the Holder (except (i) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed in the Corporation’s SEC filings; (ii) pursuant to options that may be issued under any management incentive stock option and/or any qualified stock option plan adopted by the Corporation, or (iii) pursuant to an acquisition by the Corporation, whether structured as an asset purchase, stock purchase or merger) for a consideration per share (the “Offer Price”) less than the Exercise Price in effect at the time of such issuance, then the Exercise Price shall be immediately reset, pro rata to reflect such lower Offer Price, at the time of issuance of such securities.

9. The following rules and procedures shall be applicable to the adjustments made pursuant to section 8 herein:

(a) any Common Shares owned or held by or for the account of the Corporation shall be deemed not be to outstanding except that, for the purposes of section 8 herein, any Common Shares owned by a pension plan or profit sharing plan for employees of the Corporation or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Corporation;

(b) no adjustment in the Exercise Price or the number of Common Shares purchasable pursuant to this Warrant shall be required unless a change of at least 1% of the prevailing Exercise Price or the number of Common Shares purchasable pursuant to this Warrant would result, provided, however, that any adjustment which, except for the provisions of this section 9(b), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(c) the adjustments provided for in section 8 herein are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such item;

(d) in the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to in section 8(b)(iii) and 8(d) herein, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;

(e) if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

(f) as a condition precedent to the taking of any action which would require any adjustment to the Warrant evidenced hereby, including the Exercise Price, the Corporation must take any corporate action which may be necessary in order that the Corporation shall have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all of the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof;

(g) forthwith, but no later than fourteen (14) days, after any adjustment to the Exercise Price or the number of Common Shares purchasable pursuant to the Warrant, the Corporation shall provide to the Holder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment;

(h) any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to section 8 herein shall be conclusively determined by an independent valuation firm (as mutually selected by the Corporation and Holder) and shall be binding upon the Corporation and the Holder;

(i) any adjustment to the Exercise Price under the terms of this Warrant shall (if required) be subject to the prior approval of the OTC (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable); and

(j) in case the Corporation, after the date of issue of this Warrant, takes any action affecting the Common Shares, other than an action described in section 8 herein, which in the opinion of the directors of the Corporation would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action by the directors of the Corporation but subject in all cases to any necessary regulatory approval, including approval of the OTC (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable). Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

10. On the happening of each and every such event set out in section 8 herein, the applicable provisions of this Warrant, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

11. The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of sections 8 and 9 herein, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period, delivery of certificates for Common Shares may be postponed for not more than five (5) business days after the date of the re-opening of said share transfer books; provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares called for, as the same may be adjusted pursuant to sections 8 and 9 herein as a result of the completion of the event in respect of which the transfer books were closed.

12. Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrant are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrant.

13. The Holder may subscribe for and purchase (including via Cashless Exercise) any lesser number of Common Shares than the number of Common Shares expressed in any Warrant. In the case of any subscription for a lesser number of Common Shares than expressed in any Warrant (including via Cashless Exercise), the Holder hereof shall be entitled to receive, at no cost to the Holder, a new Warrant in respect of the balance of Warrant not then exercised. Such new Warrant shall be mailed to the Holder by the Corporation or, at its direction, the transfer agent of the Corporation, contemporaneously with the mailing of the certificate or certificates representing the Common Shares issued pursuant to section 5 herein.

14. If any Warrant becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and sign a new Warrant of like denomination, tenor and date as the Warrant so stolen, lost, mutilated or destroyed for delivery to the Holder. The applicant for the issue of a new Warrant pursuant to this section shall bear the cost of the issue thereof and in the case of mutilation shall as a condition precedent to the issue thereof, deliver to the Corporation the mutilated Warrant, and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Warrant so lost, destroyed or stolen as shall be satisfactory to the Corporation in its discretion, acting reasonably, and the applicant shall also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation in its discretion, acting reasonably, and shall pay the reasonable charges of the Corporation in connection therewith.

15. The Holder may transfer the Warrant represented hereby by:

(a) duly completing and executing the transfer form attached as Schedule “B” (“Transfer Form”); and

(b) surrendering this Warrant and the completed Transfer Form, together with such other documents as the Corporation may reasonably request, subject to the last sentence of this section 15, to the Corporation at the address set forth on the Transfer Form or such other office as may be specified by the Corporation, in a written notice to the Holder, from time to time, provided that all such transfers shall be effected in accordance with all applicable securities laws, and provided that, after such transfer, the term “Holder” shall mean and include any transferee or assignee of the current or any future Holder. If only part of the Warrant evidenced hereby is transferred, the Corporation will deliver to the Holder and the transferee a replacement Warrant substantially in the form of this Warrant. The foregoing deliveries in this section 15 may be delivered by Holder electronically (including via fax) with originals to follow 3 business days thereafter. If such transfer is by a Holder to its Affiliate (as defined under the U.S. Securities Act and to the extent such Affiliate organized in the United States), such transfer shall be effectuated pursuant to section 15(a) and (b), provided however, that no further documents shall be required other than the Transfer Form and this Warrant, including without limitation, a legal opinion or similar legal document by the transferring party or the transferee, and such transfer may be made electronically as provided above and without representations or warranties to the Corporation by either the Holder or its transferee.

16. This Warrant may only be exercised by a person that: (a) certifies that it is not a U.S. Person and that such Warrant is not being exercised within the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; or (b) furnishes a written opinion of counsel satisfactory to the Corporation to the effect that the Common Shares issuable upon exercise of the Warrant have been registered under the U.S. Securities Act and applicable state securities laws or are exempt from registration thereunder; or (c) is purchasing the Common Shares directly from the Corporation pursuant to a duly completed Subscription Form for its own account or for the account of a beneficial purchaser, is exercising the Warrant for its own account or for the account of such original beneficial purchaser (if any), and is (and such beneficial purchaser, if any, also is) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act. The Holder acknowledges that a legend to that effect may be placed on any certificates representing the Common Shares issued on exercise of the rights represented by this Warrant. Terms used in this paragraph have the meanings given to them in Regulation S under the 1933 Act.

17. Any certificate representing Common Shares issued upon the exercise of this Warrant prior to the date which is four months and one day after the date hereof will bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 12, 2012.”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, IF IN EACH CASE AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THE CORPORATION TO THAT EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON EXCHANGES IN CANADA.”

provided that at any time subsequent to the date which is four months and one day after the date hereof any certificate representing such Common Shares may be exchanged for a certificate bearing no such legends. The Corporation hereby covenants and agrees that it will use the best efforts thereof to deliver or to cause to be delivered a certificate or certificates representing such Common Shares bearing no such legends within five business days after receipt of the legended certificate.

18. (a) On or before 5:30 P.M. (EDT) on a date which shall be not more than thirty (30) days following (i) the issuance date of this Warrant, the Corporation shall file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3, Form S-3 or any other applicable form for registering securities (the “Demand Registration Statement”) registering all of the Initial Shares and (ii) the advancement of Tranche Two, the Corporation shall file with the SEC a Demand Registration Statement registering all of the Additional Shares (such Initial Shares and such Additional Shares collectively being, the “Registrable Securities”). The Corporation shall use its best efforts to obtain effectiveness of the registration statements with respect to all Registrable Securities as soon thereafter as is practicable, and shall respond to all oral and written comments from the staff of the SEC.

(b) The parties shall endeavor to take all actions to obtain effectiveness of such Demand Registration Statement or, if and to the extent such rule becomes available, utilize the re-sale exemptions provided under Rule 144 in order to provide liquidity for these shares.

(c) In the event that, for any reason:

(i) Either Demand Registration Statement is not timely filed with the SEC as provided above;

(ii) Either Demand Registration Statement is not be declared effective by the SEC by 5:00 p.m. (EDT) on a date which shall be ninety (90) days following the filing of such Demand Registration Statement with the SEC;

(iii) the Corporation fails to request acceleration of effectiveness of either Demand Registration Statement within five business days of a notice of no further review by the SEC;

(iv) after it has been declared effective, either Demand Registration Statement ceases to be effective or available or if the Corporation suspends the use of the prospectus forming a part of such Demand Registration Statement (A) for more than 30 days in a period of 365 consecutive days if the Corporation suspends in reliance on its ability to do so due to the existence of a development that, in the good faith discretion of its Board of Directors, makes it appropriate to so suspend or which renders the Corporation unable to comply with SEC requirements, or (B) for more than 60 days in any period of 365 consecutive days for any reason;

(all of the foregoing, a “Registration Default”), the Corporation shall issue to the Holder and all other holders of the Registrable Securities additional Common Shares (the “Registration Default Issuance”) that shall be equal to 0.5% of the total number of Registrable Securities.  Such Registration Default Issuance shall be made to the Holder and the other holders of Registrable Securities on the last business day of each month following the month in which any Registration Default shall occur and shall continue until such time as such Registration Default shall be cured or all of the Registrable Securities may be sold in one three-month period pursuant to the provisions of Rule 144, up to a maximum of 2.5% of the total number of Registrable Securities. For greater certainty in no case shall a Registration Default be deemed to have occurred where the reason for such default is solely or primarily related to the Holder.

(d) All expenses incurred in connection with any registration pursuant to this Section, including without limitation all registration, filing and qualification fees, printing expenses, and all fees and disbursements of counsel for the Corporation and any reasonable fees for legal counsel to the Holder and all other holders of Registrable Securities, and expenses of any special audits of the Corporation’s financial statements incidental to or required by such registration, shall be borne by the Corporation, except that the Corporation shall not be required to pay fees of a separate legal counsel of a Holder other than the counsel described above.

(e) In the case of each registration affected by the Corporation pursuant to this Agreement, the Corporation will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. In addition, at its expense the Corporation will:

(i) keep such registration continuously effective until all of the Registrable Securities covered by such registration statement have been sold pursuant to such registration statement or all of the Registrable Securities covered by such registration statement may be sold without registration under Rule 144 of the Securities Act;

(ii) promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, and to keep such registration statement effective for that period of time specified above;

(iii) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

(iv) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

(v) register or qualify such Registrable Securities for offer and sale under the securities laws of such jurisdictions as Holder reasonably requires, and keep such registration or qualification effective during the period set forth in above;

(vi) cause all Registrable Securities covered by such registrations to be listed or quoted on each securities exchange on which similar securities issued by the Corporation are then listed or quoted; and

(vii) notify each Holder, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Corporation will indemnify and hold harmless each Holder of such Registrable Securities thereunder and each other person, if any, who controls such Holder within the meaning of the Securities Act, against any losses (other than loss of profits), claims, damages or liabilities, joint or several, to which such Holder or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case by the Corporation, or any violation by the Corporation of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Corporation by an instrument duly executed by a Holder specifically for use therein.

(g) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Corporation, each of its directors and officers, each person who controls the Corporation within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation, such Holders, such directors, officers, partners or persons for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Corporation by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder, its officers, directors and partners, and any person controlling such Holder, shall be liable under this Section shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities sold by such Holder in such registration.

The indemnification provided by this Section shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

(h) The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Corporation such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Corporation may request in writing and as shall be required in connection with any registration referred to herein.

(i) With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Corporation agrees at all times to file with the SEC all reports and other documents required of the Corporation under the Securities Act and the Exchange Act.

19. The Corporation will maintain a register of holders of Warrant at its principal office. The Corporation may deem and treat the registered holder of a Warrant as the absolute owner of such Warrant represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Holder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Common Shares purchasable pursuant to such Warrant shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

20. The Corporation shall notify the Holder forthwith of any change of the Corporation’s address.

21. Representations, Warranties and Covenants of the Corporation. The Corporation represents, warrants and covenants as follows:

(a) The Corporation hereby represents and warrants that it is authorized to create and issue the Warrant and covenants and agrees that it will cause the Common Shares from time to time subscribed for and purchased in the manner provided in this Warrant and the certificate or certificates representing such Common Shares to be issued and that, at all times prior to the Expiry Time, it will reserve and there will remain unissued a sufficient number of Common Shares to satisfy the right of purchase provided for in this Warrant. All Common Shares which are issued upon the exercise of the right of purchase provided in this Warrant, upon payment therefor of the amount at which such Common Shares may be purchased pursuant to the provisions of this Warrant, shall be and be deemed to be fully paid and non-assessable shares and free from all taxes, liens and charges with respect to the issue thereof. This Warrant does not violate the Corporation’s Articles of Incorporation or current by-laws.  The Corporation hereby represents and warrants that this Warrant is a legal, valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant.

(b) No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Corporation of its obligations under this Warrant, except for any filings required under applicable local securities laws.

(c) All issued and outstanding Common Shares and other securities of the Corporation have been duly authorized and validly issued and are fully paid and nonassessable. To the Corporation’s knowledge, all outstanding Common Shares and other securities were issued in full compliance with all applicable securities laws.

(d) The Corporation has in full force and effect insurance policies, with extended coverage, insuring the Corporation and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

(e) At all times (if any) during the term of this Warrant when (i) the Corporation shall not be required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/or (ii) the Common Shares shall no longer be listed or quoted for trading on a national securities exchange or over-the-counter market, Holder shall be entitled to the information rights contained in Section 6.2 of the Credit Agreement and, to such extent, Section 6.2 of the Credit Agreement is hereby incorporated into this Warrant by this reference as though fully set forth herein.

(f) To Company’s knowledge, all material information regarding the Company has been publicly disclosed that is required to be disclosed under the Exchange Act (with respect to such information disclosed on a Form 8-K, without regard for the Form 8-K item number under which it was filed).

22. Subject to the express terms above, Section 10 of the Credit Agreement with respect to notices is incorporated herein by reference.

23. If for any reason, other than the failure or default of the Holder, the Corporation is legally prohibited to issue and deliver the Common Shares or other securities as contemplated herein to the Holder upon the proper exercise by the Holder of the right to purchase any of the Common Shares purchasable upon exercise of the Warrant represented hereby, the Corporation may pay, at its option and in complete satisfaction of its obligations and the rights of the Holder hereunder, to the Holder, in cash, an amount equal to the difference between the Exercise Price and the Current Market Price of such Common Shares or other securities on the date of exercise by the Holder, and upon such payment the Corporation shall have no liability or other obligation to the Holder relating to or in respect of this Warrant.

24. This Warrant shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable herein.

25. This Warrant shall inure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors and assigns.

26. This Warrant amends and restates in its entirety that certain Warrant to Purchase Common Shares of Stellar Pharmaceuticals Inc., dated as of May 11, 2012 and made by Stellar. The Corporation hereby represents and warrants that the capitalization of the Corporation is identical to that of Stellar immediately prior to the amalgamation of Stellar and Tribute Pharmaceuticals Canada Inc.

[Signature follows]

(Signature Page to Amended and Restated Warrant)

IN WITNESS WHEREOF the Corporation has caused this Warrant to be signed by its duly authorized officer.

DATED as of the 27th day of February, 2013.

TRIBUTE PHARMACEUTICALS CANADA INC.

Per:	/s/ Scott Langille
Name:	Scott Langille
Title:	CFO

Schedule “A”

SUBSCRIPTION FORM

(TO BE COMPLETED IF WARRANT IS EXERCISED)

TO:                           TRIBUTE PHARMACEUTICALS CANADA INC.

544 Egerton Street, London, Ontario N5W 3Z8

The undersigned hereby subscribes for                      Common Shares of Tribute Pharmaceuticals Canada Inc. according to the terms and conditions set forth in the annexed Warrant (or such number of other securities or property to which such Warrant entitles the undersigned to acquire under the terms and conditions set forth in such Warrant).

By checking the applicable line below, the undersigned certifies that either:

☐ it (and any person named hereunder to which common shares are to be issued) is not a U.S. person or a person within the United States and the Warrant is not being exercised within the United States or on behalf of or for the account or benefit of, a U.S. person or a person within the United States.

(For purposes hereof, “United States” and “U.S. Person” shall have the meanings given to such terms in Regulation S under the United States Securities Act of 1933 (the “U.S. Securities Act”));

☐ it purchased the Warrant directly from the Corporation and it is exercising the Warrant for its own account or for the account of such original beneficial purchase (if any), and is (and such beneficial purchase, if any, also is) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act

or

☐ it is furnishing herewith a written opinion of counsel (which must be satisfactory to the Corporation) to the effect that the common shares issuable upon exercise of the Warrant have been registered under the U.S. Securities Act and applicable state securities laws or are exempt from registration requirements thereunder.

Address for Delivery of Common Shares:

Attention :

Exercise Price Tendered (U.S.$      per Common Share or as adjusted) $

Schedule A - Page 1

Dated at                      this       day of                 , 20  .

Witness: Holder’s Name

Authorized Signature

Title (if applicable)

Signature guaranteed:

1. If the Common Shares are to be registered in a name other than the name of the registered Warrant Holder, the signature of the Warrant Holder must be medallion guaranteed by a bank, trust company or a member of a stock exchange in Canada.

Schedule A - Page 2

Schedule “B”

WARRANT TRANSFER FORM

FOR VALUE RECEIVED, the undersigned (the “Transferor”) hereby sells, assigns and transfers unto (name)                                          (the “Transferee”) of (address)                                                                       that certain Warrant (and the rights therein) of TRIBUTE PHARMACEUTICALS CANADA INC. (the “Corporation”) registered in the name of the undersigned, and irrevocably appoints the Corporation as the attorney of the undersigned to transfer the said securities on the register of transfers for said Warrant, with full power of substitution.

The undersigned hereby certifies for the benefit of the Corporation that either (check one):

☐ the transfer of these securities is being made outside the United States in an offshore transaction and the offer of these securities was not made to, and the person named above is not, a person in the United States or a U.S. person (as such terms are defined in Regulation S under the U.S. Securities Act of 1933, as amended).

or

☐ it has otherwise complied with the transfer restrictions and limitations noted on any legend appearing on the Warrant.

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the Warrant, in every particular, without alteration or enlargement or any change whatever.

Dated at                      this       day of                , 20  .

(Signature of transferring Warrantholder)

Name (please print)

Address

Schedule B - Page 1

TRANSFEREE ACKNOWLEDGMENT

In connection with this transfer (check one):

The undersigned transferee hereby certifies that (i) it was not offered the Warrant while in the United States and did not execute this certificate while within the United States; (ii) it is not acquiring the Warrant represented by this Warrant by or on behalf of any person within the United States; and (iii) it has in all other respects complied with the terms of Regulation S of United States Securities Act of 1933, as amended (the “1933 Act”), or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect.

The undersigned transferee is delivering a written opinion of U.S. Counsel acceptable to the Corporation to the effect that this transfer of Warrant has been registered under the 1933 Act or is exempt from registration thereunder.

Date	(Signature of Transferee)

Name of Transferee (please print)

The Warrant and the common shares issuable upon exercise of the Warrant shall only be transferable in accordance with applicable laws. The Warrant may only be exercised in the manner required by the certificate representing the Warrant and the Warrant Exercise Form attached thereto. Any common shares acquired pursuant to this Warrant shall be subject to applicable hold periods and any certificate representing such common shares will bear restrictive legends.

Schedule B - Page 2